UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2024 Annual Meeting of Stockholders of Sonim Technologies, Inc. (the “Company”) held on June 20, 2024 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved an amendment to the Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended, (the “Plan”) to authorize an additional 3,000,000 shares issuable under the Plan.

A summary of the Plan was included as part of Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 5, 2024, and is incorporated herein by reference. The summary of the Plan is not purported to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 20, 2024. Holders of 27,557,268 shares of the Company’s common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of the Company at the Annual Meeting.

Proposal 1: The stockholders elected each of the five director nominees to the Board to serve until the next annual meeting and until his or her successor is duly elected and qualified, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James Cassano	26,940,639	616,629	0
Peter Liu	27,363,957	193,311	0
Mike Mulica	27,027,646	529,622	0
Jack Steenstra	26,316,762	1,233,261	7,245
Jeffrey Wang	27,341,983	215,285	0

Proposal 2: The stockholders, on an advisory basis, ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,371,570	44,156	141,542	N/A

Proposal 3: The stockholders approved an amendment to the Plan to increase the aggregate number of shares of common stock authorized for issuance by 3,000,000 shares, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,129,675	1,320,798	106,795	0

Proposal 4: The stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse split stock of the Company’s outstanding common stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within that range at the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board prior to the one-year anniversary of the Annual Meeting without further approval or authorization of the Company’s stockholders.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,726,140	817,063	14,065	N/A

Proposal 5: The stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares, with such action to be effected at such time and date, if at all, as determined by the Board prior to the one-year anniversary of the Annual Meeting without further approval or authorization of the Company’s stockholders.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,938,589	1,602,636	16,043	N/A

Proposal 6: The stockholders did not approve an amendment to the Company’s certificate of incorporation to limit the liability of certain officers, as permitted by recent amendments to Delaware law.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,441,375	845,910	269,983	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended and restated as of June 20, 2024

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: June 21, 2024	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer